Exhibit 99.1

Joint Filer Information

Date of Event Requiring Statement:	March 28, 2007

Issuer Name and Ticker or Trading Symbol:	Hungarian Telephone and Cable Corp. (HTC)

Designated Filer:	Providence Equity Partners IV LLC

Other Joint Filers:	Providence Equity Operating Partners IV L.P.
Providence Syndication Partners (Cayman) L.P.
Providence Equity GP IV L.P.
Providence Syndication Partners (Cayman) GP, Ltd.
Paul J. Salem
Glenn M. Creamer
Jonathan M. Nelson

Addresses:	The principal business address of each of the Joint Filers above is c/o Providence Equity Partners L.L.C., 50 Kennedy Plaza, Providence, RI 02903
Signatures:

PROVIDENCE EQUITY OPERATING PARTNERS IV L.P.

By:          Providence Equity GP IV L.P., the General Partner

By:          Providence Equity Partners IV L.L.C., its general partner

_____________________
By: /s/ Ray Mathieu
Title:   Chief Financial Officer

PROVIDENCE EQUITY GP IV L.P.

By:   Providence Equity Partners IV L.L.C., its general partner

_____________________
By: /s/ Ray Mathieu
Title:   Chief Financial Officer

PROVIDENCE EQUITY PARTNERS IV L.L.C.

_____________________
By: /s/ Ray Mathieu
Title:   Chief Financial Officer

PROVIDENCE SYNDICATION PARTNERS (CAYMAN) L.P.

By: Providence Syndication Partners (Cayman) GP, Ltd., its general partner

_____________________
By: /s/ Ray Mathieu
Title:   Chief Financial Officer

PROVIDENCE SYNDICATION PARTNERS (CAYMAN) GP, LTD.

_____________________
By: /s/ Ray Mathieu
Title:   Chief Financial Officer

/s/ Paul J. Salem

Paul J. Salem

/s/ Glenn M. Creamer

Glenn M. Creamer

/s/ Jonathan M. Nelson

Jonathan M. Nelson